Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 (Amendment No.3) of our report dated March 25, 2026, except for Note 9 which is dated May 13, 2026 with respect to the audited financial statements of Calisa Acquisition Corp as of December 31, 2025 and 2024, and for the year ended December 31, 2025 and for the period from March 11, 2024 (inception) through December 31, 2024.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

August 14, 2026